                            ARTICLES OF INCORPORATION
                                       OF

                           ARIZONA NEVADA GOLD-COPPER
                            AND SILVER MINING COMPANY

                             FILED AT THE REQUEST OF

                             ----------------------

                         NEVADA AGENCY AND TRUST COMPANY
                                Two Ryland Street
                                  Reno, Nevada

                                   May 6, 1968
                                  -----------
                                     (DATE)

                                 /s/ John Koontz
                        -------------------------------
                         JOHN KOONTZ, SECRETARY OF STATE

                             /s/ illegible signature
                         ------------------------------
                         (BY) DEPUTY SECRETARY OF STATE

                         NO. 857-68
                             ------

                         FILING FEE $75.00
                                     -----

                            ARTICLES OF INCORPORATION

                                       OF

              ARIZONA-NEVADA GOLD-COPPER AND SILVER MINING COMPANY

KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, having associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of
Nevada, hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

     The name of the corporation shall be:

     ARIZONA-NEVADA GOLD-COPPER AND SILVER MINING COMPANY and its principal place of business in Nevada shall be Reno, at Two Ryland Street, Washoe County, but other places of business may be established and maintained within or without the State of Nevada as the Board of Directors may designate, where business of the corporation, including meetings of stockholders and directors, may be conducted and held.

                                   ARTICLE II

     The names, residences and addresses of the incorporators are as follows:

     MURRAY A. SCHUTZ                   127 Montgomery Street
                                        San Francisco, California 94104

     LOUIS NAVONE                       2 Westminster Drive
                                        Oakland, California 94618

     JOHN G. BRENNAN                    404 Del Webb Building
                                        Phoenix, Arizona 85012

                                   ARTICLE III

     The general nature of the business to be transacted by the corporation and its powers are as follows:

     To own, hold, sell, mortgage, dispose of in any way, deal in, titles to land, mining claims, leases, tax liens, rights of all descriptions, authorities, bonds, stocks,

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commodities of all descriptions, including commodity futures contracts, and options on land, mineral claims, oil leases, stocks, bonds, and commodities of all descriptions.

     To operate, explore, drill, mine, buy, sell, deal in, oil, or minerals, or commodities of every nature; to mill, process, crush, separate, refine, smelt, treat, store and transplant petroleum, ores and minerals, or other substances of every kind.

     To borrow and/or lend money with or without security.

     To have and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the same statute as this corporation; and to have and exercise all such rights, powers and privileges as may be necessary, convenient or proper to effectuate and accomplish the objects and purposes specified in this certificate, or any of them; and said specified objects and purposes shall not limit or restrict in any manner the powers of this corporation.

                                   ARTICLE IV

     The authorized capital stock of the corporation shall be One Million Seven
Hundred Fifty Thousand (1,750,000) Shares with a par value of $0.10 per share.

                                    ARTICLE V

     The governing board shall be at least three directors and not more than nine directors, and the following three members are selected to act as directors and manage the affairs of the corporation for the first year of its existence or until their successors are elected and qualify:

     MURRAY A. SCHUTZ                   127 Montgomery Street
                                        San Francisco, California 94101

     LOUIS NAVONE                       2 Westminster Drive
                                        Oakland, California 94618

     JOHN G. BRENNAN                    404 Del Webb Building
                                        Phoenix, Arizona 85012

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     At the annual meetings, or any special meeting of the stockholders of this corporation called for the purpose of electing directors, a majority of the stock represented by stockholders at the meeting, or by proxy, shall decide, first, the number of directors to hold office for the ensuing term and, second, the directors to constitute the Board, There shall never be more than nine (9)
nor less than three (3) directors, The Board of Directors, during the term of office, may decrease in number by resignation or death of one or more members, but the number of Directors cannot be increased.

                                   ARTICLE VI

     The authorized shares of this corporation shall not be assessable after the amount of the par value, or the subscription price has been paid in full, nor shall the shares be assessable to pay the debts of the corporation, and any shares issued for property, or for considerations other than cash, shall be deemed fully paid up and forever non-assessable.

                                   ARTICLE VII

     The term of existence of this corporation shall be perpetual.

                                  ARTICLE VIII

     The directors shall have power to make such By-laws as they may deem proper for the management of the affairs of said corporation according to the statute in such case made and provided.

                                   ARTICLE IX

     Each stockholder will have one vote for each share registered in his or her name. Cumulative voting shall be allowed.

                                    ARTICLE X

     The stockholders of this corporation shall have no preferential right or rights to subscribe to any subsequent

                                       -3-

issues of the authorized, shares of this corporation, unless certain rights or warrants are authorized and issued by the Board of Directors, or stockholders for a specific issue.

                                   ARTICLE XI

     The assets of the corporation may be sold, merged or otherwise disposed of for value, upon the acquiescence and approval of not less than 66-2/3% of the registered shareholders of the corporation.

     IN WITNESS HEREOF, we have hereunto set out hands this 1st and 2nd day of
May, 1968.

                                                  /s/ Murray A. Schutz
                                                  ------------------------------
                                                  Murray A. Schutz

                                                  /s/ Louis Navone
                                                  ------------------------------
                                                  Louis Navone

                                                  /s/ John G. Brennan
                                                  ------------------------------
                                                  John G. Brennan

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

     Before me, the undersigned Notary Public, personally appeared JOHN G.
BRENNAN, known to me to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he executed the same for the purposes therein contained.

     WITNESS my hand and official seal this 1st day of May, 1968.

                                                  /s/ Wanda Jo Peterson
                                                  ------------------------------
                                                  Notary Public
My Commission Expires:
    May 6, 1971
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STATE OF CALIFORNIA                )
                                   ) ss.
City and County of San Francisco   )

     Before me, the undersigned Notary Public, personally appeared MURRAY A.
SCHUTZ, known to me to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he executed the same for the purpose therein, contained.

     WITNESS my hand and official seal this 1st day of May, 1968.

                                                /s/ Frances R. Wiener
                                                --------------------------------
                                                Notary Public  Frances R. Wiener
My Commission Expires:

My Commission Expires February 17, ????
---------------------------------------

STATE OF CALIFORNIA      )
                         ) ss.
County of Alameda        )

     Before me, the undersigned Notary Public, personally appeared LOUIS NAVONE, known to me to be the person whose is subscribed to the within instrument, and who acknowledged to me that he executed the same for the purposes therein contained.

     WITNESS my hand and official seal this 2nd day of May, 1968.

                                                /s/ Elinor Lahti
                                                --------------------------------
                                                Notary Public
My Commission Expires:

May 26, 1969
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